UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009 (January 15, 2009)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices)

806-771-5212
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Financial Services and Business Development Consulting Agreement with Dionysos Investments (1999) Ltd.

Background

As previously disclosed, Xfone, Inc. (the “Company”) is a party to a certain Financial Services and Business Development Consulting Agreement, which it entered into on November 18, 2004 with an effective date of January 1, 2005, and amended on February 8, 2007 (as so amended, the “Consulting Agreement”), with Dionysos Investments (1999) Ltd. (“Dionysos”).  Pursuant to the Consulting Agreement, Dionysos assists the Company with financial activities, financial reports, mergers & acquisitions and other business development services. The Consulting Agreement had an initial term of two years and is automatically renewable for successive two-year periods.

Mr. Haim Nissenson, a consultant of the Company since its inception and father of Mr. Guy Nissenson, the Company's President, Chief Executive Officer and Director, is the Managing Director of Dionysos. Dionysos is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Recent Development

On January 15, 2009, pursuant to the recommendation of the Audit Committee of the Company and the resolution of the Board of Directors, the Company and Dionysos entered into a Second Amendment to the Consulting Agreement (the “Second Amendment”).  The Second Amendment confirmed the automatic renewal of the Consulting Agreement for an additional two-year period and set the same compensation levels for fiscal 2009 and 2010 that were established for fiscal 2007 and 2008.  Accordingly, Dionysos will continue to be paid £8,000 (approximately $11,727, based on the exchange rate as of January 15, 2009) per month, plus reimbursements for expenses, and will receive a success fee of 0.5% of the gross proceeds for any investments in the Company made by Israeli investors during fiscal 2009 and/or 2010 that result from Dionysos’ services to the Company.

The parties also agreed that in or about December 2010, the Audit Committee and Board of Directors would review and reconsider for approval the above-mentioned compensation for any future term(s).

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.131 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2009, the Company’s Board of Directors, pursuant to the recommendation of the Company's Nominating Committee of same date, appointed Arie Rosenfeld as a director, effective as of January 16, 2009, to serve until standing for election at the next succeeding annual meeting of the Company’s shareholders and/or until his successor is duly elected and qualified or until his earlier resignation, removal or death.  Mr. Rosenfeld was elected to fill one of the vacancies created by an increase, from eight to ten, of the maximum authorized number of directors on the Board of Directors, which was approved by the Company’s Board of Directors on January 15, 2009.  No arrangements or understandings exist between Mr. Rosenfeld and any other person pursuant to which he was appointed as a director.

Arie Rosenfeld, 65, is currently involved with a number of high-tech companies around the world. Since April 2008, Mr. Rosenfeld has served as Chairman of Software Imaging Ltd., an imaging software company in Oxford, U.K.  Mr. Rosenfeld also serves as managing partner of DOR Ventures s.c.a., a venture capital fund based in Brussels, Belgium (since May 2000), and strategic consultant to Dainippon Screen Manufacturing Co., a company providing manufacturing equipment to the semiconductor industry, based in Kyoto, Japan (since June 1996). Between May 2005 and December 2008, Mr. Rosenfeld served as Chairman of Printar Ltd., manufacturer of digital printing equipment for the PCB industry, based in Rehovoth, Israel.  From June 1997 to June 2007, Mr. Rosenfeld served as chairman of the board of XAAR plc, a supplier of ink-jet heads to industrial printer manufacturers in Asia, Europe and the U.S., based in Cambridge, U.K. (LSE: XAR).  From 1988 to 1995, Mr. Rosenfeld served as President, CEO and a director of Scitex Corporation Ltd., a multi-national company providing visual information communication products for the graphic arts and digital printing industries, headquartered in Israel.  Scitex Corporation Ltd. was later sold to Creo Products Inc. of Vancouver, Canada.  Mr. Rosenfeld has received an MBA from INSEAD in Fontainebleau, France, and a B.Sc. degree in electronics engineering from the Technion – Israel Institute of Technology in Haifa, Israel.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Reamended and Restated Bylaws of the Company

On January 15, 2009, the Board of Directors of the Company (the “Board”) approved and adopted the Reamended and Restated Bylaws of the Company, which are attached hereto as Exhibit 3.11 to this Current Report on Form 8-K (the “January 15, 2009 Amended Bylaws”).  The following is a summary of the principal changes contained in the January 15, 2009 Amended Bylaws, which amended the Bylaws dated October 25, 2007 that were in effect prior to the January 15, 2009 amendments.  Some of the changes were made to include certain policies and procedures that the Company applies that were not reflected in the Bylaws, many of which are listed below.  In addition to the changes listed below, the amendments include non-substantive changes to clarify or update certain provisions or to be consistent with applicable law.  This description does not purport to be complete and is qualified in its entirety by reference to the full text of the January 15, 2009 Amended Bylaws.

(i)	Article 2.1 was amended to provide, among other things, that notice for annual meetings of shareholders may also be transmitted electronically;

(ii)
Article 2.2 was amended to provide, among other things, that a majority of the Board of Directors (amended from the entire Board) is permitted to call a special meeting, and that notice for special meetings of shareholders may also be transmitted electronically;

(iii)	New Article 2.3 was adopted to provide that, at the discretion of the Board, shareholders may participate in meetings by remote participation;

(iv)
A newly adopted advance notice provision appears at new Article 2.4, providing deadlines and requirements for proposals for business brought by shareholders before annual and special meetings, and nominations by shareholders for director candidates brought before annual meetings of shareholders at which directors are to be elected and/or re-elected;

(v)
Old Article 2.3 (new Article 2.5) was amended to clarify that consents of shareholders for action taken or to be taken without a meeting may be signed in person or by proxy, and to increase the consent required for such action from a majority of the voting power to the holders of at least ninety percent (90%) of the voting power entitled to vote;

(vi)	Old Article 2.4 (new Article 2.6) was amended to provide for procedures in the event a quorum is not present at a shareholder meeting and with respect to adjourned meetings;

(vii)
New Article 2.8 was added to provide that (1) each shareholder is entitled to one vote for each share held of record as of the record date and entitling such shareholder to vote, (2) shareholders may vote in person, including by remote communication (if applicable), or by proxy, in accordance with a newly adopted provision containing requirements as to valid proxies set forth in new Article 2.9, (3) “Nominee Holders,” which is defined as shareholders that hold stock through a nominee, that wish to vote at a meeting in a manner other than through the nominee holding such shareholder’s shares will be required to demonstrate such shareholder’s stock ownership and entitlement to vote, either before or at the meeting, and (4) actions by shareholders (other than for election or re-election of directors) require the vote of a majority of the votes cast at a meeting of shareholders present and entitled to vote;

(viii)	New Article 2.9 was added to provide the requirements as to valid proxies for shareholders entitled to vote for the election and/or re-election of directors or on any other matter;

(ix)	Article 3.1.1 was amended to increase the maximum authorized number of directors on the Board from eight (8) to ten (10);

(x)
Article 3.1.2 was amended to de-classify the Board (from the previous structure of 3 classes), and to provide that, going forward, each director elected or re-elected at an annual meeting of shareholders will serve until the next annual meeting (or for a one year term), except for the three directors who were recently elected as Class A Directors at the Company’s 2008 Annual Meeting of Shareholder, who will next stand for re-election at the 2011 Annual Meeting of Shareholders;

(xi)	Article 3.3 was amended to reduce the number of hours required for oral, fax or email notice of special meetings of directors, from 24 hours to 12 hours;

(xii)
Old Article 3.5 (new Article 3.6) was amended to provide that the vote of a majority of the Board participating at a meeting at which a quorum is present is required for the act of the Board, and that a majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting;

(xiii)
Old Article 3.6 (new Article 3.7) was amended to provide that directors appointed to fill vacancies will hold office until the next succeeding annual meeting of shareholders and/or their successors are duly elected and qualified or until their earlier resignation, removal or death;

(xiv)
Old Article 3.8 (new Article 3.9) was amended to increase the vote required for the removal of directors, with or without cause, at any time, at a special or annual meeting of shareholder or by written consent, from eighty percent (80%) to ninety (90%) percent of the outstanding shares of the Company’s common stock;

(xv)	New Articles 3.10 and 3.11 were added to address the creation, governance and operation of Board committees;

(xvi)
New Article 3.12 contains the authorization for directors to participate in Board meetings by remote participation which previously appeared in old Article 3.4, and extended such authorization to committee members for committee meetings;

(xvii)	Article 4.1 was amended to provide that waiver of notice may also be accomplished by electronic means;

(xviii)	New Article 5.8 was adopted to address resignation of officers;

(xix)	Old Article 6.3 relating to the Company’s fiscal year was moved to new Article 8, General Provisions, and appears as new Article 8.1;

(xx)
Article 6.2 was amended to add new Articles 2.2 (relating to special meetings of shareholders), 2.4 (the advance notice provision) and 2.5 (shareholder action without a meeting) to the list of Bylaws which require a vote of not less than eighty percent (80%) of the Board of Directors in order to be altered, amended or repealed; and

(xxi)
New Article 8 contains general provisions, including the provision relating to the Company’s fiscal year, which was moved from old Article 6.3, and new Articles 8.2 and 8.3, relating to the use of electronic mail to satisfy requirements for written consents, requests, approvals, notices and demands by shareholders, proxy holder or directors, and certificated and uncertificated forms of capital stock of the Company, respectively.

Under the new advance notice provision set forth in new Article 2.4, any stockholder proposal or director nomination submitted in connection with the Company’s 2009 Annual Meeting of Stockholders (other than proposals brought under Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, which proposals are not governed by this Bylaw provision) must be received at the Company’s principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2008 Annual Meeting of Shareholders, or no earlier than September 17, 2009 and no later than October 16, 2009.

Item 8.01                  Other Events

Amendment of Nominating Committee Charter

On January 15, 2009, the Board of Directors of the Company approved amendments to the charter of the Nominating Committee of the Board (the “Committee”) to replace references to the “American Stock Exchange” with “NYSE Alternext US LLC,” the name by which the stock exchange is currently known, to revise applicable provisions regarding shareholder recommendations and nominations of director candidates to be consistent with the January 15, 2009 Amended Bylaws (as described above) and with the Company’s Policy Regarding Shareholder Recommendations and Nominations for Director Candidates, which was adopted by the Board on the same date, and to make certain technical, clarifying and non-substantive changes. A copy of the Committee’s charter as amended is attached hereto as Exhibit 99.1, and will be available on the Company’s website, at www.xfone.com.

 Item         9.01 Financial Statements and Exhibits

(a) None.
(b) None.
(c) None.
(d) Exhibits

Exhibit No.	Description
3.11	Reamended and Restated Bylaws of Xfone, Inc. dated January 15, 2009.
10.131	Second Amendment to Financial Services and Business Development Consulting Agreement dated January 15, 2009, by and between Xfone, Inc. and Dionysos Investments (1999) Ltd.
99.1	Charter of the Nominating Committee of the Board of Directors of Xfone, Inc., amended as of January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: January 16, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
3.11	Reamended and Restated Bylaws of Xfone, Inc. dated January 15, 2009.
10.131	Second Amendment to Financial Services and Business Development Consulting Agreement dated January 15, 2009, by and between Xfone, Inc. and Dionysos Investments (1999) Ltd.
99.1	Charter of the Nominating Committee of the Board of Directors of Xfone, Inc., amended as of January 15, 2009